UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2005 (April 17, 2005)

Manchester Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-21695	11-2312854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (631) 951-8100

N/A
(Former Name or Former Address, if Changed Since Last Report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

        On April 17, 2005, Manchester Technologies, Inc., a New York corporation (“Manchester”), Electrograph Holdings, Inc., a Delaware corporation (“Parent”), and CICE Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent and Merger Sub are affiliates of Caxton-Iseman Capital, Inc., an investment firm based in New York. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Manchester (the “Merger”), with Manchester continuing as the surviving entity. The Board of Directors of Manchester unanimously approved the Merger.

        At the effective time and as a result of the Merger, (i) Manchester will become a wholly-owned subsidiary of Parent, and (ii) each share of Manchester common stock will be converted into the right to receive in cash an amount equal to $6.40 (the “Price Per Share”). All options granted under Manchester’s Amended and Restated 1996 Stock Option Plan whether or not then exercisable or vested, shall be terminated and cancelled immediately prior to the Merger. Holders of options that are vested immediately before the consummation of the Merger and with an exercise price of less than $6.40 shall receive a cash payment in an amount equal to the excess of $6.40 over the exercise price per share. Each option that is not vested or has an exercise price per share equal to or greater than $6.40 will automatically be cancelled without any consideration.

        Manchester, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) subject to certain exceptions, to conduct, in the case of Manchester and its wholly-owned subsidiaries, its respective business in the ordinary course of business between the execution of the Merger Agreement and the consummation of the Merger and (ii) subject to certain exceptions, not to engage in certain kinds of transactions during such period. In addition, Manchester made certain additional customary covenants, including, among others, covenants (i) to cause a shareholders’ meeting to be held to vote on a proposal to adopt the Merger Agreement and (ii) not to solicit proposals relating to alternative business combination transactions.

        Consummation of the Merger is subject to various conditions, some of which are customary, including, among others (i) approval by the holders of two-thirds of the shares of Manchester common stock outstanding on the record date for the shareholder meeting, (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (iii) Parent’s ability to obtain debt financing in order to finance the Merger, (iv) absence of any law or order prohibiting the closing and (v) subject to certain exceptions, the accuracy of representations and warranties and the absence of any Company Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to Manchester’s business.

        Concurrently with the execution of the Merger Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Barry R. Steinberg, who is the record or beneficial owner of approximately 56% of the outstanding shares of Manchester common stock, is entering into a voting agreement with Parent under which, among other things, he has agreed, subject to certain exceptions to vote his shares of Manchester common stock in favor of adoption of the Merger Agreement.

        The Merger Agreement contains certain termination rights in favor of Manchester and Parent. In addition, upon termination of the Merger Agreement under specified circumstances, the parties have agreed to pay each other a termination fee of $2.5 million.

        Manchester’s Board of Directors has received the written opinion of its financial advisor, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., to the effect that, as of the date of the Merger Agreement, the Price Per Share is fair, from a financial point of view, to the holders of Manchester common stock.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

*  *  *

FORWARD-LOOKING STATEMENTS

        This document contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements contained in this document: failure to consummate the merger; failure of Manchester’s shareholders to approve the merger; failure of the Parent to obtain debt financing; failure of Manchester and Parent to obtain the required consents and approvals under the Hart-Scott-Rodino Act; the imposition of any government conditions to the closing of the proposed transaction; or the failure by Manchester or Parent to satisfy other conditions to the consummation of the Merger as set forth in the Merger Agreement. Additional factors that may affect the future results of Manchester are set forth in Manchester’s filings with the Securities and Exchange Commission (“SEC”), which are available at www.emanchester.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

        Manchester will be filing a proxy statement and other relevant documents concerning the proposed merger with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED MERGER. Investors and securityholders will be able to obtain the document free of charge at the SEC’s Web site (WWW.SEC.GOV), or at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, documents filed with the SEC by Manchester may be obtained free of charge by contacting Manchester Technologies, Inc., Attn: Investor Relations (tel: (631) 951-7060). INVESTORS AND SECURITYHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

PARTICIPANTS IN THE SOLICITATION

        Manchester and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of Manchester’s stockholders to approve and adopt the merger agreement for the proposed merger. The participants in this solicitation may include the directors and executive officers of Manchester, who may have an interest in the proposed merger as a result of beneficially holding shares or options of Manchester. A detailed list of the names and interests of Manchester’s directors and executive officers, and of their beneficial ownership interests in Manchester, is contained in Manchester’s proxy statement for its 2005 Annual Meeting, which may be obtained without charge at the SEC’s Web site (WWW.SEC.GOV).

Item 9.01     Financial Statements and Exhibits

(c)   Exhibits

2.1     Agreement and Plan of Merger, dated as of April 17, 2005 by and among Parent, Merger Sub and Manchester.

9.1      Voting Agreement, dated as of April 17, 2005, by and among Electrograph Holdings, Inc. and Barry R. Steinberg.

99.1     Press Release, dated April 18, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 18, 2005

MANCHESTER TECHNOLOGIES, INC.

By:	/s/ Seth Collins
Seth Collins President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of April 17, 2005 by and among Parent, Merger Sub and Manchester.

9.1	Voting Agreement, dated as of April 17, 2005, by and among Electrograph Holdings, Inc. and Barry R. Steinberg.

99.1	Press Release of Manchester dated April 18, 2005

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